                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           CENTURY SOUTHBANKS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

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Notes:

            [LETTERHEAD OF CENTURY SOUTH BANKS, INC. APPEARS HERE]

April 8, 1998



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Century South Banks, Inc. ("CSBI") which will be held at 10:00 a.m., Atlanta, Georgia time, Wednesday, May 13, 1998, at Buckhead Club, Justus Martin Room, Atlanta Financial Center, 3343 Peachtree Road, NE, East Tower, Suite 1800 Atlanta, Georgia 30326. The enclosed Notice of Annual Meeting and Proxy Statement contain details regarding the business to come before the Shareholders at the Annual Meeting. Please sign and return your proxy in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you do attend and wish to vote in person, you may cancel the proxy at the meeting. It is important that you complete and mail your proxy as soon as possible.


     Matters which will be discussed at the Annual Meeting include proposals to
(i) establish the number of members of the Board of Directors at 11, (ii) elect 11 directors to serve for the ensuing year, (iii) approve the adoption of the 1998 Executive Stock Plan, (iv) approve an amendment to the Articles of Incorporation of CSBI in order to increase the number of authorized shares of common stock from 15,000,000 shares to 30,000,000 shares, and (v) ratify the appointment of KPMG Peat Marwick LLP as independent certified public accountants of CSBI for calendar year 1998.


     The Board of Directors at present knows of no other business to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the proxy will have discretionary authority to vote proxies with respect to such matters in accordance with the recommendations of the Board of Directors of CSBI. If you should have questions concerning the Annual Meeting of CSBI, please feel free to call me.

                                         For the Board of Directors,


                                         Susan J. Anderson, Senior Vice

                                         President, Secretary-Treasurer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 13, 1998



TO THE HOLDERS OF COMMON STOCK OF CENTURY SOUTH BANKS, INC.



     The Annual Meeting of Shareholders of Century South Banks, Inc. ("CSBI") will be held at the Buckhead Club, Justus Martin Room, Atlanta Financial Center, 3343 Peachtree Road, NE, East Tower, Suite 1800 Atlanta, Georgia 30326 on Wednesday, May 13, 1998 at 10:00 a.m., Atlanta, Georgia time, for the following purposes:



     1. To vote on a proposal to establish the number of members of the Board of Directors at 11;

     2. To vote on a proposal to elect 11 directors to serve for the ensuing year;

     3. To vote on a proposal to approve the Century South Banks, Inc. 1998 Executive Stock Plan;

     4. To vote on a proposal to amend the Articles of Incorporation of CSBI to increase the authorized number of shares of common stock of CSBI from 15,000,000 shares to 30,000,000 shares;

     5. To vote on a proposal to ratify the appointment of KPMG Peat Marwick LLP to serve as independent certified public accountants of CSBI for the 1998 calendar year; and

     6. To transact such other business as may properly come before the meeting and any adjournments thereof.


     Management at present knows of no other business to be presented at the meeting. If other matters properly come before the meeting, the persons named in the proxy will have discretionary authority to vote proxies with respect to such matters in accordance with the recommendation of the Board of Directors.



     Shareholders of record at the close of business on March 24, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.



                                     By Order of the Board of Directors
                                     Century South Banks, Inc.



                                      Susan J. Anderson, Senior Vice President
                                      Secretary-Treasurer



Dahlonega, Georgia

April 16, 1998


YOU ARE URGED TO VOTE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE, EVEN IF YOU DO PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU SO DESIRE, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                    [CENTURY SOUTH BANKS LOGO APPEARS HERE]


                              POST OFFICE BOX 1000
                           DAHLONEGA, GEORGIA  30533


                                PROXY STATEMENT



     This Proxy Statement is furnished to the shareholders (the "Shareholders") of Century South Banks, Inc. ("CSBI") in connection with the solicitation of proxies for the purposes stated herein by CSBI's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Buckhead Club, Justus Martin Room, Atlanta Financial Center, 3343 Peachtree Road, NE, East Tower, Suite 1800, Atlanta, Georgia 30326, on Wednesday, May 13, 1998 at 10:00 a.m., Atlanta, Georgia time, or any adjournments thereof. The approximate date of the mailing of this Proxy Statement and the accompanying proxy to the Shareholders is April 16, 1998. The cost of this solicitation of proxies will be borne by CSBI.



     The Board of Directors encourages the personal attendance of Shareholders at the Annual Meeting, and the giving of the proxy does not preclude the right to vote in person should the person giving the proxy so desire. The person giving the proxy has the power to revoke the proxy at any time before the proxy is exercised. The proxy may be revoked by attending the Annual Meeting and voting in person, or by filing a subsequent proxy with the Secretary of CSBI prior to or at the time of the Annual Meeting.



     The close of business on March 24, 1998 has been fixed as the record date for the determination of Shareholders of CSBI entitled to vote at the Annual Meeting. At the close of business on that date, CSBI had issued and outstanding 10,883,013 shares of common stock, $1.00 par value per share, which were held of record by 2,733 Shareholders. Each share of common stock of CSBI is entitled to one vote on all matters to be voted upon. The affirmative vote of a majority of the outstanding shares of common stock shall be required as to the election of directors and as to the proposed amendment to the Articles of Incorporation. The affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting shall constitute the affirmative act of the Shareholders regarding all other matters to be voted on at the Annual Meeting as set forth in this Proxy Statement.

     The following matters will be voted upon at the Annual Meeting:


ITEM NUMBER 1 - ESTABLISHING THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS.



     The By-laws of CSBI provide that the number of members of the Board of Directors shall be not less than five nor more than 25. The Board of Directors recommends that the number of members of the Board of Directors be established at 11. If a Shareholder specifies a choice on the proxy, the shares represented by the proxy will be voted as specified. If no specification is made, the shares represented by the proxy will be voted "FOR" approval of Item Number 1.



THE BOARD OF DIRECTORS OF CSBI RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF ITEM NUMBER 1 IN ORDER TO ESTABLISH THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS AT 11.

ITEM NUMBER 2 - ELECTION OF DIRECTORS


The persons listed below have been nominated for election to the Board of Directors of CSBI. Each of the nominees is currently serving as a director of CSBI until the 1998 Annual Meeting of the Shareholders. The name, age, principal occupation and employment for the past five years of each of the director nominees of CSBI are as follows:

--------------------------------------------------------------------------------

WILLIAM H. ANDERSON, II
Director since 1997
Age 60


Mr. Anderson has been the Chairman of CSBI since December 16, 1997. Mr. Anderson is also the Chairman of Southern Trust Insurance Company, Macon, Georgia.

--------------------------------------------------------------------------------

JAMES R. BALKCOM, JR.
Director since 1997
Age 53


Mr. Balkcom has been Chairman of PAMECO Corp., a distributor of heating, ventilation and air conditioning equipment and parts, located in Norcross, Georgia since February, 1996. Mr. Balkcom served as Chairman and President of Techsonic Industries, Inc. from 1977 through 1995.

--------------------------------------------------------------------------------

WILLIAM L. CHANDLER
Director since 1996
Age 75


Mr. Chandler is owner of Chandler Farm and is President of Chandler-Stovall, a real estate investment and management company in Danielsville, Georgia.

-------------------------------------------------------------------------------

JOSEPH W. EVANS

Director since 1997

Age 48


Mr. Evans has been the President, Chief Operating Officer and Chief Financial Officer of CSBI since December 16, 1997. Mr. Evans was the President and Chief Operating Officer of Bank Corporation of Georgia prior to its merger into CSBI in December 1997.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

JAMES A. FAULKNER
Director since 1981
Age 53


Mr. Faulkner has been the Chief Executive Officer of CSBI since December 1997. Prior to December 1997, Mr. Faulkner was President and Chief Executive Officer of CSBI.

-------------------------------------------------------------------------------

THOMAS T. FOLGER, JR.
Director since 1981
Age 63

Mr. Folger is a partner in Folger Poultry Farms.

--------------------------------------------------------------------------------

QUILL O. HEALEY
Director since 1997
Age 58

Mr. Healey is the Chairman and Chief Executive Officer of Sedgwick, Inc., Atlanta, Ga.

--------------------------------------------------------------------------------

J. RUSSELL IVIE
Director since 1981
Age 62



Mr. Ivie is the Vice Chairman of the Board of CSBI. Prior to December 1997, Mr. Ivie was Chairman of the Board of CSBI.

-------------------------------------------------------------------------------

FRANK C. JONES
Director since 1997
Age 72

Mr. Jones is a partner in the law firm of King & Spalding, Atlanta, Georgia.

-------------------------------------------------------------------------------

JOHN B. MCKIBBON, III
Director since 1997
Age 42


Mr. McKibbon is the Chief Executive Officer of McKibbon Brothers, Inc., a hotel development and management company with holdings in six southeastern states. Mr. McKibbon is also a director of HCI Communications, Inc. and Applied Innovations, Inc., Gainesville, Georgia.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

E. PAUL STRINGER
Director since 1981
Age 66

Mr. Stringer is owner and operator of Stringer Insurance Agency.

-------------------------------------------------------------------------------


     All nominees for director have been engaged in their respective principal occupations and associated with their respective employers for the past five years except as otherwise disclosed. The business locations for all nominees for director are in Dahlonega, Georgia, unless otherwise noted above.



     There are no family relationships among the nominees for director or between any nominee and any executive officer.



     If a Shareholder specifies a choice on the proxy, the shares represented by the proxy will be voted for the nominees as specified. If no specification is made and the power to vote the shares is not withheld, the shares represented by the proxy will be voted "FOR" each nominee named on the proxy.



     THE BOARD OF DIRECTORS OF CSBI RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF ITEM NUMBER 2 IN ORDER TO ELECT THE SLATE OF 11 DIRECTORS.



Board Committees and Meetings
-----------------------------


     The Board of Directors of CSBI held 14 meetings during the year ended December 31, 1997. All of the directors attended at least 75% of the aggregate of such meetings.



     Certain information regarding the functions of the various committees of the Board of Directors of CSBI and their present membership is presented below.



     The Audit Committee annually reviews and recommends to the Board of Directors the firm to be engaged as independent certified public accountants of CSBI for the next calendar year, reviews the plan and results of the audit engagement with the independent certified public accountants, inquires as to the adequacy of CSBI's internal control structure and considers each professional service provided by the independent certified public accountants and whether the providing of such service impairs the independence of the accountants. The members of the Audit Committee are: Frank C. Jones, Chairman, William L. Chandler, John B. McKibbon, III and E. Paul Stringer. The Audit Committee met three times during 1997.



The Nominating Committee nominates individuals to serve as members of the Board of Directors. The present members of the Nominating Committee are: William L. Chandler, James A. Faulkner and Thomas T. Folger, Jr. The Nominating Committee met one time during 1997.

The Personnel and Compensation Committee (the "Compensation Committee") periodically reviews the compensation and other benefits provided to personnel of CSBI and advises the Board of Directors with respect to such compensation. The members of the Compensation Committee are: James R. Balkcom, Chairman, Quill
O. Healey and Thomas T. Folger, Jr. The Compensation Committee met seven times during 1997.

Director Compensation
---------------------


     Officers of CSBI who are also regular directors do not receive any fee or remuneration for services as members of the Board of Directors. In 1997, non-management regular directors of CSBI received a fee of $500 per month and $75 per committee meeting, with the exception that members of the loan committee received $100 per committee meeting and members of the executive committee received $100 per committee meeting attended for their services.



                        SECURITY OWNERSHIP OF MANAGEMENT



The following table sets forth, as of March 1, 1998, the beneficial ownership of CSBI's outstanding common stock by (i) the current director nominees and executive officers named herein and (ii) all executive officers and the current directors as a group. Unless otherwise indicated, the listed persons are the owners of record and have sole voting and investment powers over their shares.



                               Amount and Nature of
         Name                  Beneficial Ownership                 Percent of Class*
        -----                  --------------------                 ----------------
William H. Anderson, II            722,005(1)                             6.6 %
James B. Balkcom, Jr.                1,000(2)                              *
William L. Chandler                232,000(3)                             2.1
Tony E. Collins                     13,823(4)                              *
Gary L. Evans                       13,293(5)                              *
Stephen W. ,Doughty                115,233(6)                             1.0
Joseph W. Evans                    350,651(7)                             3.1
James A. Faulkner                  102,004(8)                              *
Thomas T. Folger, Jr.              173,433(9)                             1.6
Quill O. Healey                     8,437(10)                              *
J. Russell Ivie                   300,380(11)                             2.8
Frank C. Jones                      3,700(12)                              *
John B. McKibbon, III               4,800(13)                              *
E. Paul Stringer                  228,882(14)                             2.1
Sidney J. Wooten                   28,000(15)                              *
All Executive Officers and
 Current Directors as a
 Group (15 persons)             2,297,641                                20.4%

----------------------------------------
*  less than 1% not applicable


(1) Includes 56,820 shares owned individually and an aggregate of 663,294 shares held by certain corporations, partnerships, and trusts as to which he has voting and/or investment power. Does not include 1,891 shares owned by his wife individually as to which he disclaims beneficial ownership.


(2)  Includes 1,000 shares owned individually which are held in street name.


(3) Includes 112,000 shares owned individually and 120,000 shares owned by a corporation which he controls. Does not include 5,600 shares owned by his wife individually as to which he disclaims beneficial ownership.


(4) Includes 3,690 shares owned individually which are held in street name, 302 shares owned jointly with his father, 8,831 shares held in a 401(k) Plan and an employee stock ownership plan, and 1,000 shares subject to stock options under the ISO Plan as to which he disclaims beneficial ownership.


(5) Includes 4,060 shares owned individually, 8,233 shares held in a 401(k) Plan and an employee stock ownership plan, and 1,000 shares subject to stock options under the CSBI Incentive Stock Option Plan as to which he disclaims beneficial ownership.


(6) Includes 12,599 shares owned individually, 27,400 shares owned individually which are held in street name, 1,024 shares owned in an individual retirement account which are held in street name and 19,086 shares owned in an employee stock ownership plan. Also includes 55,124 shares subject to stock options under the CSBI Incentive Stock Option Plan as to which he disclaims beneficial ownership.

(7) Includes 220,403 shares owned individually, 2,486 shares owned individually which are held in street name, 40,012 shares owned in an employee stock ownership plan and 40,500 shares held in a family partnership. Also includes 47,250 shares subject to stock options under the CSBI Incentive Stock Option Plan as to which he disclaims beneficial ownership.

(8) Includes 73,832 shares owned individually, 56 shares owned jointly with his wife, 3,350 shares which are held in street name owned jointly with his wife, 16,766 shares held in a 401(k) Plan and an employee stock ownership plan, 5,000 shares of restricted stock options and 3,000 shares subject to stock options under the CSBI Incentive Stock Option Plan as to which he disclaims beneficial ownership.


(9) Includes 166,623 shares owned individually, 5,234 shares held in a self-directed retirement account owned individually and 1,576 shares which are held in street name in a retirement account owned individually. Does not include 19,629 shares owned individually by his wife, and 4,698 shares owned by his wife jointly with their children.


(10) Includes 8,437 shares owned individually, which are held in street name.


(11) Includes 144,514 shares owned individually, 14,434 shares owned jointly with his wife, 16,506 shares which are held in street name, 19,277 shares for which he serves as trustee under the will of his father, 14,429 shares held in street name owned individually in a retirement account, 32,357 shares held in street name owned by a limited partnership, 44,696 shares which are owned by a limited partnership and 14,167 shares which are held in a 401(k) Plan and an employee stock ownership plan. Does not include 120 shares owned by his wife as to which he disclaims beneficial ownership.

(12) Includes 3,700 shares owned individually which are held in street name.



(13) Includes 4,700 shares owned individually which are held in street name and 100 shares owned by McKibbon Brothers which are held in street name.



(14) Includes 200,262 shares owned individually, 5,946 shares owned jointly with his wife and children, 750 shares owned jointly with his wife, 18,924 shares owned by his insurance agency for which he has exclusive voting rights, and 3,000 shares held in a retirement account owned individually. Does not include 43,164 shares owned individually by his wife or 1,904 shares which are held in street name in a retirement account owned individually by his wife as to which he disclaims beneficial ownership.



(15) Includes 3,000 shares which are owned individually held in street name in a retirement account and 25,000 shares subject to stock options under the CSBI Incentive Stock Option Plan as to which he disclaims beneficial ownership.



                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS



     Under rules established by the Securities and Exchange Commission (the "Commission"), CSBI is required to provide certain data and information in regard to the compensation and benefits provided to CSBI's Chief Executive Officer and to four additional executive officers. The disclosure requirements for the named executive officers include the use of tables and a report explaining the rationale and consideration that led to fundamental executive compensation decisions affecting these individuals.



     The following table shows all cash and noncash compensation paid or accrued over the past three years for the Chief Executive Officer and the named executive officers.

                           SUMMARY COMPENSATION TABLE




                                 Annual
                              Compensation
                              ------------

                                                                              All Other
                                                   Salary         Bonus      Compensation
Name and Principal Position        Year              ($)           ($)           ($)(1)
--------------------------         ----            ------         -----      ------------

James A. Faulkner, Chief             1997          210,000         84,000        10,085
Executive Officer                    1996          210,000         50,476         9,956
                                     1995          195,000            400         9,861

Joseph W. Evans, President,          1997          178,400         80,100        15,106
Chief Operations Officer and         1996          178,000         48,060         8,229
Chief Financial Officer(2)           1995          178,000         96,734        10,699

Stephen W. Doughty,                  1997          120,000         48,000        40,243
Executive Vice President             1996          120,000         34,216        28,800
and Chief Credit Officer(3)          1995          110,000         40,693        53,204

Gary L. Evans,  Senior Vice          1997          115,000         25,000         7,935
President, CCO and                   1996          115,000         16,462         7,285
Assistant   Secretary                1995          105,000         15,350         7,041

Tony E. Collins, Executive           1997          100,000         25,000         6,376
Vice President and Chief             1996          100,000         14,296         6,171
Administrative Officer               1995           95,000            400         6,027




(1) For 1997 includes: for Mr. Faulkner, deferred compensation of $3,600, insurance premiums paid by CSBI of $1,235, and contributions to the ESOP (as defined below) of $5,250; for Joseph W. Evans, insurance premiums paid by CSBI of $769 and contributions to the ESOP of $14,337; for Mr. Doughty, deferred compensation of $10,000, insurance premiums paid by CSBI of $518, contributions to the ESOP of $14,451, and $15,144 pursuant to the forgiveness of certain indebtedness; for Gary L. Evans, deferred compensation of $2,250, insurance premiums paid by CSBI of $1,122, and contributions to the ESOP of $4,563; and for Mr. Collins, deferred compensation of $1,800, insurance premiums paid by CSBI of $826, and contributions to the ESOP of $3,750.


(2) Mr. Evans assumed this position in December 1997. Amounts prior to such time were paid by Bank Corporation of Georgia, which was acquired by CSBI in December 1997.



(3) Mr. Doughty assumed this position in December 1997. Amounts prior to such time were paid by Bank Corporation of Georgia, which was acquired by CSBI in December 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES



     The following table shows stock option exercises by the named executive officers during 1997, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 1997. Also reported is the positive spread between the exercise price of any such existing options and the year end price of the common stock of CSBI.




                                                        Securities Underlying     Value of Unexercised
                                                             Unexercised              In-the-Money
                                                        Options at FY-end (#)     Options at FY-end($)
                                                        --------------------      --------------------
                           Shares                           Exercisable/             Exercisable/
                         Acquired on        Value           -----------              ------------
        Name            Exercise (#)    Realized ($)        Unexercisable            Unexercisable
        ----            ------------    ------------        -------------            -------------
James A. Faulkner         -0-             -0-                    5,000/0                   $94,375/$0
                          -0-             -0-                    3,000/0                    35,625/$0
Joseph W. Evans           -0-             -0-                   47,250/0                   903,094/$0
Stephen W. Doughty      12,599        $230,612                       -0-                          -0-
                          -0-             -0-                   31,499/0                   612,041/$0
                          -0-             -0-                   23,625/0                   451,547/$0
Tony E. Collins           -0-             -0-                    1,000/0                    11,875/$0
Gary L. Evans             -0-             -0-                    1,000/0                    11,875/$0

                               PERFORMANCE GRAPH



     The following is a performance graph comparing CSBI's cumulative total shareholder return with the total return of a performance indicator of broad equity market index that includes companies whose securities are traded on the Nasdaq National Market. CSBI has selected the Nasdaq National Market (US Companies) as the broad equity market index. This index includes all domestic common shares traded on the NASDAQ National Market Value Index, and a peer group comparison. The peer group comparison is the Media General Industry Group which was comprised of 96 South Atlantic Banks.

Board Compensation Committee Report
-----------------------------------


  The Compensation Committee of the Board of Directors approves compensation objectives and policy for all employees and sets compensation for CSBI's executive officers, including the individuals named in the Summary Compensation Table. CSBI's executive compensation program, as administered by the Compensation Committee, consist primarily of (i) annual cash compensation, the components of which are base salary and an annual variable cash incentive ("bonus"), and (ii) long-term equity-based incentive compensation, consisting of stock option.

  The following is a report submitted by the Compensation Committee addressing CSBI's compensation policy as it related to the Chief Executive Officer and the other named executive officers for fiscal year 1997.

  Base Salary and Bonuses. CSBI does not have a formalized program regarding compensation of executive officers. The base salaries for the Chief Executive Officer, the Senior Vice President and Assistant Secretary, and the Executive Vice President and Chief Administrative Officer are set in accordance with their respective employment contracts and may be adjusted annually by the agreement of the parties. See "Employment and Severance Agreements." Other officers and employees are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to CSBI. The Compensation Committee reviewed information relative to CSBI's performance compared to a peer group consisting of 26 banking organizations in the States of Georgia, Florida, North Carolina and South Carolina ranging in size from $500 million in assets to $1 billion in assets. This information included comparisons by asset size, return on assets and chief executive officers' compensation. In addition, the Compensation Committee reviewed salary survey data prepared by the Georgia Bankers Association, as well as a survey of CSBI's stock performance compared to other companies of similar size. The Compensation Committee also reviewed five proxy compensation tables from banking organizations of similar size. It is the objective of the Compensation Committee that salaries of the executive officers of CSBI, including Mr. Faulkner's salary, be comparable to the median salaries of the peer group. In 1997, the Compensation Committee did not adjust the base salaries of the named executive officers.

  The payment of bonuses for 1997 to the Chief Executive Officer and the other named executive officers reflects their contributions to the successful merger with Bank Corporation of Georgia, which created the third largest bank holding company in the State of Georgia. In awarding the bonuses, the Compensation Committee also considered the merger's favorable impact on the sales price of CSBI's common stock, which increased 30.8% from March 14, 1997, the last trading day before the merger was announced, to December 31, 1997. Additionally, the Compensation Committee considered CSBI's asset growth and net interest revenue increase in determining the bonuses for fiscal year 1997.

  The Compensation of Joseph W. Evans and Stephen W. Doughty was a established by the Board of Directors of Bank Corporation of Georgia prior to its acquisition by CSBI in December 1997.

  Incentive Stock Option Plan. The Incentive Stock Option Plan (the "ISO Plan") is CSBI's long-term incentive plan for executive officers and key employees. The objective of the ISO Plan is to enable executive officers and key employees to develop and maintain a significant long-term ownership position in CSBI's common stock. The ISO Plan is administered by the Compensation Committee. See "Incentive Stock Option Plan." Grants have been generally based on factors such as performance, salary level and the individual's importance to CSBI. During 1997, there were no options granted to the named executive officers under the ISO Plan.

  Compensation of Chief Executive Officer. Amounts earned during 1997 by the Chief Executive Officer, James A. Faulkner, are shown in the Summary Compensation Table. His base salary was set pursuant to the terms of his employment agreement with cSBI. This agreement provides for a base annual salary of $210,000, which may be adjusted annually by the agreement of the parties. See "Employment and Severance Agreements." Mr. Faulkner received a bonus of $84,000 in 1997. The amount of his bonus was based on the factors described above.

  Messrs. Faulkner and Ivie abstained from voting on all matters regarding their compensation.

                            COMPENSATION COMMITTEE

        E.H. Chambers, Jr.                          J. Russell Ivie
        James A. Faulkner                           E. Paul Stringer
        Thomas T. Folger, Jr.                       George A. Winn



Incentive Stock Option Plan
---------------------------


  CSBI has adopted an Incentive Stock Option Plan (the "ISO Plan"), pursuant to which an aggregate of 500,000 shares of common stock could be granted. The ISO Plan authorizes CSBI to grant incentive stock options to eligible employees as determined by the ISO Plan. The ISO Plan is administered by the Compensation Committee, which determines those eligible employees to whom options will be granted and the number of options granted to each eligible employee. The Compensation Committee also prescribes the terms and conditions of each option granted, including the purchase price per share as to each option. During 1997, 33,375 options were granted under the ISO Plan.



Employment and Severance Agreements
-----------------------------------


  James A. Faulkner, Tony E. Collins, and Gary L. Evans have entered into employment agreements with CSBI. These agreements, which are substantially similar, are for one year terms ending on November 1, 1998 and provide compensation to the officers in the form of annual base salaries in the amount of $210,000 for Mr. Faulkner $100,000 for Mr. Collins and $115,000 for Mr. Gary Evans in 1998. These agreements shall automatically renew for one-year terms without further action by the parties, commencing on the one year anniversary of the agreements and each anniversary thereafter unless written notice that these agreements shall not be so extended is provided by either party to the other party at least 90 days prior to any said anniversary date.



  The employment agreements also provide that in the event of termination of employment by CSBI other than for cause the officer will receive severance benefits equal to the remaining term under the one year contract. In the event of the termination of employment by the officer for reasons such as material change by CSBI in the officers' duties and responsibilities or as a result of merger or consolidation of CSBI, or the death or disability of the officer, the officer shall receive severance benefits from CSBI. These severance benefits are equal to two and eleven twelfths (2-11/12) multiplied by the officer's annual compensation from CSBI, including salary, bonuses, all perquisites, and all other forms of compensation paid to such officer for his benefit or the benefit of his family for the fiscal year ended immediately preceding the date of change of control.



  Stephen W. Doughty is party to an agreement which provides that in the event of (i) termination of his employment other than for cause or (ii) termination of his employment for reasons such as a material change by CSBI in his duties and responsibilities or as a result of a merger or consolidation of CSBI, Mr. Doughty shall receive severance benefits from CSBI. These severance benefits include the right to receive continued salary for a period of 36 months, bonus payments for four calendar years following termination of employment, health and life insurance coverage for a three year period following termination of employment, and the ability to participate in certain employee retirement plans for a period of 36 months following the termination of employment.



Defined Contribution Plan
-------------------------


  The Board of Directors of CSBI converted its 401(k) retirement plan into the employee stock ownership plan of CSBI (the "ESOP") effective as of January 1, 1989. All employees of CSBI and its subsidiaries who meet the minimum age, minimum hours worked and related requirements may participate in the ESOP. The amount set aside for the ESOP each year is based on the number of participants in the ESOP and the amount of contributions by the participants through salary deductions. CSBI's contribution to the ESOP for the year ended December 31, 1997 was $512,000. Contributions made by CSBI during such year were $5,250 for Mr. Faulkner, $3,750 for Mr. Collins and $4,563 for Mr. Gary Evans. Messrs. Faulkner, Collins and Evans are fully vested pursuant to the terms of the ESOP. Messrs. Faulkner and Ivie did not serve as administrators of the Incentive Stock Option Plan or in the development of the Executive Stock Plan.


Deferred Compensation Plan
--------------------------


  CSBI has entered into salary continuation agreements with James A.
Faulkner, Tony E. Collins and Gary L. Evans. These agreements provide for CSBI to pay death and disability benefits to them or their beneficiaries, subject to certain vesting requirements and other limitations, and are funded by life insurance policies. No benefits were paid under these agreements in 1997.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------



  The Compensation Committee is comprised of: James R. Balkcom, Jr. as Chairman, Thomas T. Folger, Jr. and Quill O. Healey.



  E. Paul Stringer, director, is the owner of Stringer Insurance Agency in Dahlonega, Georgia, and was a member of the Compensation Committee in 1997 and was paid insurance premiums during 1997 by CSBI and its subsidiaries in an amount equal to $205,423.


Transactions with Management
----------------------------



  In the ordinary course of banking business, CSBI and its subsidiaries have had and anticipate that they will continue to have transactions with various directors, officers, principal shareholders of CSBI, and their associates. All loans and commitments to extend loans included in such transactions were made substantially on the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with other unaffiliated persons. In the opinion of the Board of Directors such loans and commitments do not involve more than a normal risk of collectibility or present any other unfavorable features. In the Board of Directors' opinion, the aggregate amount of extensions of credit outstanding at any time from January 1, 1997 to date of a director, director nominee, executive officer or principal security holder and their associates did not exceed the maximum permitted under applicable banking regulations.



  William D. Reeves, a former director, is a party to a lease agreement with a subsidiary of CSBI for a term ending in June, 1999 with a five year renewal option, at a rate which the parties believe to be fair market value. Mr. Reeves received $195,554.84 from lease payments in 1997.



ITEM NUMBER 3 - APPROVAL OF THE EXECUTIVE STOCK PLAN


  On April 1, 1998, the Board of Directors of CSBI adopted the Century South Banks, Inc. 1998 Executive Stock Plan (the "Executive Stock Plan") and directed that the Executive Stock Plan be submitted to the Shareholders for their approval at the 1998 Annual Meeting. The Executive Stock Plan would become effective upon the approval by the holders of a majority of the issued and outstanding shares of common stock of CSBI. The purpose of the Executive Stock Plan is to encourage and provide an additional incentive to officers and other key employees of CSBI to increase the value of CSBI and its common stock by permitting them to acquire a significant equity interest in CSBI. The Executive Stock Plan is also intended to aid CSBI in attracting and retaining superior personnel and to strengthen their desire to remain in CSBI's employ. The following summary description of the Executive Stock Plan is qualified in its entirety by reference to the full text of the Executive Stock Plan which appears in Exhibit A.



  An aggregate of 500,000 shares of common stock of CSBI has been reserved for issuance in connection with awards granted under the Executive Stock Plan. Such shares may be awarded from authorized and unissued shares or from previously issued shares which are acquired in open market purchases.

  The Executive Stock Plan is to be administered by the Compensation Committee of the Board of Directors, none of the members of which are eligible to participate in the Executive Stock Plan (the "Committee"). The qualifications of the Compensation Committee members will comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor rule or regulation. The Compensation Committee has the discretion to determine, among other things, the officers and key employees to whom awards are to be granted and the number of shares that may be awarded to each such officer and key employee.


  The Executive Stock Plan provides for the issuance of shares of common stock through grants of options to purchase common stock, grants of stock appreciation rights, and grants of restricted stock. The Executive Stock Plan allows for the issuance of incentive stock options and options which will not be treated as incentive stock options. Participants are not required to pay for shares of common stock of CSBI awarded as restricted stock.



  The Compensation Committee may, in its sole discretion and on terms and conditions it shall determine consistent with Rule 16b-3 under the 1934 Act, approve or disapprove the election of a participant for CSBI to withhold shares of stock as the deemed cash settlement to satisfy CSBI's withholding tax obligations relating to the removal of restrictions with respect to shares awarded under the Executive Stock Plan.


  Each share of common stock issued under the Executive Stock Plan will require that upon the receipt of shares the participant shall, if requested by CSBI, hold such shares for investment and not with a view of resale or distribution to the public. CSBI shall at its expense take such action as it deems necessary or appropriate to register the original issuance of the common stock subject to the Executive Stock Plan under the Securities Act of 1933, as amended.



  The Board of Directors of CSBI or the Compensation Committee may amend, suspend or terminate the Executive Stock Plan at any time without the approval of the shareholders. Nevertheless, no such amendment, suspension or termination will affect previously granted awards without the participants' consent unless the Compensation Committee determines that the change is in the best interests of all participants who have received awards.


THE BOARD OF DIRECTORS OF CSBI RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF ITEM NUMBER 3 IN ORDER TO ADOPT THE EXECUTIVE STOCK PLAN.


ITEM NUMBER 4 PROPOSAL TO AMEND CSBI'S ARTICLES OF INCORPORATION


  On January 28, 1998, the Board of Directors unanimously adopted resolutions approving a proposal to amend CSBI's Articles of Incorporation in order to increase the number of shares of common stock which CSBI is authorized to issue from 15,000,000, par value $1.00 per share, to 30,000,000, par value $1.00 per share. The Board of Directors has determined that such amendment is advisable and directed that the proposed amendment be considered at the 1998 Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of common stock of CSBI is required to approve the proposed amendment.



  The full text of the proposed amendment to the Articles of Incorporation is set forth in Exhibit B to this Proxy Statement.

     The proposed amendment would increase the number of shares of common stock which CSBI is authorized to issue from 15,000,000 to 30,000,000. The additional shares would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. The holders of common stock of CSBI are not entitled to preemptive rights or cumulative voting. If the proposed amendment to the Articles of Incorporation of CSBI is adopted by the required vote of a majority of the outstanding shares of common stock, such amendment will become effective upon the effectiveness of the filing of Articles of Amendment to the Articles of Incorporation of CSBI.




      CSBI has no current plans, understandings or agreements regarding stock dividends and splits, acquisitions, financings and employee benefits that would cause CSBI to issue any of the additional shares of common stock of CSBI authorized by this proposal.


Dilutive Effect of Issuance of Additional Shares


      The authorization of additional shares of common stock of CSBI pursuant to this proposal will have no dilutive effect upon the proportionate voting power of the present Shareholders of CSBI. However, to the extent that shares are subsequently issued to persons other than the present Shareholders and/or in proportions other than the proportion that presently exists, such issuance could have a substantial dilutive effect on present Shareholders.


      The Board of Directors of CSBI believes, however, that the proposed amendment to the Articles of Incorporation will provide several long-term benefits to CSBI and its Shareholders, including the flexibility to pursue acquisitions in exchange for shares of common stock of CSBI. While CSBI has no specific plans, proposals, understandings or agreements for any such acquisition, the issuance of additional shares of common stock of CSBI for an acquisition may have a dilutive effect on earnings per share and book value per share, as well as a dilutive effect on the voting power of existing Shareholders. CSBI would expect that any such dilutive effect on earnings per share and/or book value per share would be relatively short-term in duration.


Anti-Takeover Effect


      The issuance of additional shares of common stock by CSBI also may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger. The proposed increase in the number of authorized shares of common stock could enable the Board of Directors to render more difficult an attempt by another person or entity to obtain control of CSBI, though the Board of Directors has no present intention of issuing additional shares for such purposes and has no present knowledge of any such takeover efforts.


      THE BOARD OF DIRECTORS OF CSBI RECOMMENDS A VOTE "FOR" THE APPROVAL OF ITEM NUMBER 4 IN ORDER TO AMEND CSBI'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF CSBI TO 30,000,000 SHARES, PAR VALUE $1.00.



ITEM NUMBER 5 - RATIFICATION OF ACCOUNTANTS


     The Board of Directors has appointed the firm of KPMG Peat Marwick LLP to serve as independent certified public accountants of CSBI for the calendar year ending December 31, 1998, subject to ratification by the Shareholders of CSBI. KPMG Peat Marwick LLP has served as independent certified public accountants of CSBI since 1983.



     CSBI expects a representative of KPMG Peat Marwick LLP to attend the Annual Meeting of the Shareholders and expects that the representative will have the opportunity to make a statement if he desires to do so. It is further anticipated that such representative will be available to respond to appropriate questions.



     If a Shareholder specifies a choice on the proxy, the shares represented by the proxy will be voted as specified. If no specification is made, the shares represented by the proxy will be voted "FOR" approval of Item Number 5.



     THE BOARD OF DIRECTORS OF CSBI RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF ITEM NUMBER 5 IN ORDER TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP TO SERVE AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.



            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE



     Section 16(a) of the Exchange Act requires CSBI's officers and directors, and persons who own more than 10% of the common stock of CSBI, to file reports of ownership and changes in ownership of such securities with the Commission and the Nasdaq National Market System.



     Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish CSBI with copies of all Section 16(a) forms they file. CSBI is not aware of any beneficial owner of more than 10% of its common stock.

     Based solely upon a review of the copies of the forms furnished to CSBI, CSBI believes that during the 1997 fiscal year all filings applicable to its officers and directors were complied with.



                             SHAREHOLDER PROPOSALS



     Any proposal that a Shareholder intends to present at the 1999 Annual Meeting must be received at CSBI's principal executive offices (please address to the attention of Susan J. Anderson, Corporate Secretary, Century South Banks, Inc., P. O. Box 1000, Dahlonega, Georgia 30533), not later than December 1, 1998.



                                 OTHER BUSINESS



     Action will be taken on whatever other business may properly come before the Annual Meeting. The Board of Directors is not aware of any other business matters to be considered at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the proxy will have discretionary authority to vote proxies with respect to such matters and in accordance with the recommendations of the Board of Directors.


     No director has informed CSBI that he intends to oppose any recommended action as specified in the Proxy Statement. All directors have an interest in the vote regarding the election of directors to office and the adoption of the Executive Stock Plan.



     The Board of Directors urges you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in
                      --------------
person. If you do attend, you may then withdraw your proxy.

                                   Exhibit A



              CENTURY SOUTH BANKS, INC. 1998 EXECUTIVE STOCK PLAN



                       SECTION 1. BACKGROUND AND PURPOSE



     The name of this Plan is the Century South Banks, Inc. 1998 Executive Stock Plan. The purpose of this Plan is to promote the interest of Century South Banks, Inc., a Georgia corporation ("CSBI") and its Subsidiaries through grants to Key Employees of Options to purchase Stock, grants of stock appreciation rights and grants of Restricted Stock in order (1) to attract and retain Key Employees, (2) to provide an additional incentive to each Key Employee to work to increase the value of Stock and (3) to provide each Key Employee with a stake in the future of CSBI which corresponds to the stake of each of CSBI's shareholders.



                             SECTION 2. DEFINITIONS



     Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.



     2.1.  Board - means the Board of Directors of CSBI.



     2.2. Change in Control - means a change in control of CSBI of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect on January 1, 1998, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of CSBI or any successor of CSBI; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of CSBI approve any merger, consolidation or share exchange as a result of which the common stock of CSBI shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of CSBI), or any dissolution or liquidation of CSBI or any sale or the disposition of 50% or more of the assets or business of CSBI; or (iv) the shareholders of CSBI approve any merger or consolidation to which CSBI is a party or a share exchange in which CSBI shall exchange its shares for shares of another corporation as a result of which the persons who were shareholders of CSBI immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange;

provided, however, and notwithstanding the occurrence of any of the events previously described in this definition, that no "Change in Control" shall be deemed to have occurred under this definition if following such time as a "Change in Control" would otherwise be deemed to have occurred under this definition, at least two of the following three officers of CSBI shall have continued to serve CSBI [for a period of one year] with the same (or greater) authority and position such individuals possessed immediately prior to such event. For purposes of the preceding provision, such individuals shall be, respectively, the Chairman, the Chief Executive Officer, and the President of CSBI.



     2.3.  Code - means the Internal Revenue Code of 1986, as amended.



     2.4. Committee - means a Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board (i) none of whom shall be eligible to receive grants of Options, SAR$ or Restricted Stock and (ii) each of whom shall be a "non-employee director" person within the meaning of Rule 16b-3 under the Exchange Act and each of whom shall be (or be treated as) an "outside director" for purposes of Section 162(m) of the Code.



     2.5. Covered Employee - means a Key Employee who the Committee on the date he or she is granted an Option, a SAR or Restricted Stock deems likely to be a "covered employee" (within the meaning of Section 162(m) of the Code) as of any date on or after the date of such grant.



     2.6.  Exchange Act - means the Securities Exchange Act of 1934, as amended.



     2.7. Fair Market Value - means (i) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the National Association of Securities Dealers Automated Transactions Quotation System ("NASDAQ") (or under any successor quotation system) or, if Stock is no longer traded on the NASDAQ, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (ii) such closing price as so reported in accordance with Section 2.7(i) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price, (iii) the price for which the Committee acting in good faith determines through any reasonable valuation method, that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.



     2.8. ISO - means an option granted under this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the option is intended to satisfy the requirements for an incentive stock option under Section 422 of the Code.



     2.9. Key Employee - means any employee of CSBI or any Subsidiary who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of CSBI or such Subsidiary and who is not a Ten Percent Shareholder.

     2.10. NQO - means an option granted under this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the option shall not be treated as an incentive stock option under Section 422 of the Code.



     2.11.  Option - means an ISO or a NQO.



     2.12. Option Agreement - means the written agreement or instrument which sets forth the terms of an Option granted to a Key Employee under Section 7 of this Plan.



     2.13. Option Price - means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.



     2.14. Parent Corporation - means any corporation which is a parent of CSBI within the meaning of Section 424(e) of the Code.



     2.15. Plan - means this Century South Banks, Inc. 1998 Executive Stock Plan, as amended from time to time.



     2.16.  Restricted Stock - means Stock granted to a Key Employee under
Section 8 of this Plan.



     2.17. Restricted Stock Agreement - means the written agreement or instrument which sets forth the terms of a Restricted Stock grant to a Key Employee under Section 8 of this Plan.



     2.18. Rule 16b-3 - means the exemption under Rule 16b-3 to Section 16b of the Exchange Act or any successor to such rule.



     2.19.  Stock - means the common stock of $1.00 par value of CSBI.



     2.20.  SAR - means a right which is granted pursuant to the terms of
Section 7 of this Plan to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.



     2.21. SAR Agreement - means the written agreement or instrument which sets forth the terms of a SAR granted to a Key Employee under Section 7 of this Plan.



     2.22. SAR Share Value - means the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.



     2.23. Subsidiary - means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of CSBI except a corporation which has subsidiary corporation status under Section 424(e) of the Code exclusively as a result of CSBI or a CSBI subsidiary holding stock in such corporation as a fiduciary with respect to any trust, estate, conservatorship, guardianship or agency.

     2.24. Ten Percent Shareholder - means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of either CSBI, a Subsidiary or a Parent Corporation.



                     SECTION 3. SHARES RESERVED UNDER PLAN



     There shall be not more than 3 1/2% of the then outstanding shares of Stock reserved for use under this Plan. All such shares of Stock shall be reserved to the extent that CSBI deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by CSBI. Furthermore, any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option and any Restricted Shares which are forfeited thereafter shall again become available for use under this Plan, but any shares of Stock used to satisfy a withholding obligation under Section 14.3 shall not again become available for use under this Plan.
The exercise of a SAR or a surrender right in an Option with respect to any shares of Stock shall be treated for purposes of this Section 3 the same as the exercise of an Option for the same number of shares of Stock.



                           SECTION 4. EFFECTIVE DATE



     This Plan shall be effective on April 1, 1998 (the "Plan Effective Date") provided the shareholders of CSBI (acting at a duly called meeting of such shareholders) approve this Plan within twelve (12) months after such date and such approval satisfies the requirements for shareholder approval under Rule 16b-3 and Code Section 422(b)(1). Any Restricted Stock, any Option and any SAR granted under this Plan before such shareholder approval automatically shall be granted subject to such shareholder approval.



                              SECTION 5. COMMITTEE



     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Section 5, 11, 12 and 13) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on CSBI, on each affected Key Employee and on each other person directly or indirectly affected by such action. The Committee shall use its best efforts to grant Options, SARs and Restricted Stock under this Plan to a Covered Employee which will qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, except where the Committee deems that CSBI's interests when viewed broadly will be better served by a grant which is free of the conditions required to so qualify any such grant for purposes of Section 162(m) of the Code.



                             SECTION 6. ELIGIBILITY



     Only Key Employees shall be eligible for the grant of Options, SARs or Restricted Stock under this Plan.

                          SECTION 7. OPTIONS AND SARS



     7.1. Options. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.



     7.2. $100,000 Limit. The aggregate Fair Market Value of ISOs granted to a Key Employee under this Plan and incentive stock options granted to such Key Employee under any other stock option plan adopted by CSBI, a Subsidiary or a Parent Corporation which first become exercisable in any calendar year, shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this
Section 7.2 in accordance with Section 422(d) of the Code.



     7.3.  Share Limitation.



     (a) A Key Employee (other than a Key Employee who is CSBI's chief executive officer) may be granted in any calendar year one or more Options, or one or more SARS, or one or more Options and SARs in any combination which, individually or in the aggregate, relate to no more than 60,000 shares of Stock.



     (b) A Key Employee who is CSBI's chief executive officer may be granted in any calendar year one or more Options, or one or more SARS, or one or more Options and SARs in any combination which, individually or in the aggregate, relate to no more than 100,000 shares of Stock.



     7.4. Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option, and an Option Agreement at the discretion of the Committee can provide for the payment of the Option Price (i) in cash or by a check acceptable to the Committee, (ii) in Stock which has been held by the Key Employee for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee, (iii) through a broker facilitated exercise procedure acceptable to the Committee or (iv) in any combination of the three methods described in this Section 7.4 or any other method which is acceptable to the Committee and is set forth in the applicable Option Agreement. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee.



     7.5. Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable before the date such Option is granted or after the earlier of:



     (1) the date such Option is exercised in full, or



     (2) the date which is the tenth anniversary of the date such Option is granted.



An Option Agreement may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability, subject to the rules of Section 422 of the Code, as such rules affect ISOs.



     7.6. Nontransferability. Except to the extent the Committee deems permissible under Section 422(b) of the Code and Rule 16b-3 and consistent with the best interests of CSBI, neither an Option granted under this Plan nor any related surrender rights nor any SAR shall be transferable by a Key Employee other than by will or by the laws of descent and distribution, and such Option and any such surrender rights and any such SAR shall be exercisable during a Key Employee's lifetime only by the Key Employee. The person or persons to whom an Option or a SAR is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Key Employee under this Plan.



     7.7.  SARs.



     (a) SARs.  The Committee acting in its absolute discretion may grant a Key
         -----
Employee a SAR which will give the Key Employee the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value. The Committee shall have the right to make any such grant subject to such additional terms as the Committee deems appropriate, and such terms shall be set forth in the related SAR Agreement.



     (b) Procedure.  The exercise of a SAR shall be effected by the delivery of
         ---------
the related SAR Agreement to the Committee (or to its delegate) together with a statement signed by the Key Employee which specifies the number of shares of Stock as to which the Key Employee, as appropriate, exercises his or her SAR (at the Key Employee's option) how he or she desires payment to be made with respect to such shares.



     (c) Payment.  A Key Employee who exercises his or her SAR shall receive a
         -------
payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such exercise is effected to (i) the number of shares of Stock with respect to which, as applicable, the SAR is exercised times (ii) the excess of the Fair Market Value of a share of Stock on such date over, as applicable, the SAR Share Value for a share of Stock subject to the SAR. The Committee acting in its absolute discretion shall determine the form and timing of such payment, and the Committee shall have the right to take into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by the Key Employee and delivered to the Committee (or to its delegate). Any cash payment under this Section 7.7 shall be made from CSBI's general assets, and a Key Employee shall be no more than a general and unsecured creditor of CSBI with respect to such payment.

     (d) Restrictions.  Each SAR Agreement shall incorporate such additional
         ------------
restrictions on the exercise of such SAR or surrender right as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3.



                          SECTION 8. RESTRICTED STOCK



     8.1. Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to Key Employees under this Plan from time to time. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, and each Restricted Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Key Employee's interest in the related Stock will be forfeited.



     8.2. Effective Date. A Restricted Stock grant shall be effective (i) as of the date set by the Committee when the grant is made or, if the grant is made subject to one, or more than one, condition, (ii) as of the date the Committee determines that such conditions have been timely satisfied.



     8.3.  Conditions.



     (a) Grant Conditions.  The Committee acting in its absolute discretion may
         ----------------
make the grant of Restricted Stock to a Key Employee subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Committee deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such grant condition. If a Restricted Stock grant will become effective only upon the satisfaction of one, or more than one, condition, the related shares of Stock shall be unavailable under Section 3 for the period which begins on the date as of which such grant is made and, if a Restricted Stock grant fails to become effective in whole or in part under Section 8.2, such period shall end on the date of such failure (i) for the related shares of Stock subject to such grant (if the entire grant fails to become effective) or
(ii) for the related shares of Stock subject to that part of the grant which fails to become effective (if only part of the grant fails to become effective). If such period ends for any such shares of Stock, such shares shall be treated under Section 3 as forfeited at the end of such period and shall again become available under Section 3.



     (b) Forfeiture Conditions.  The Committee may make each Restricted Stock
         ---------------------
grant (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Key Employee's nonforfeitable interest in the shares of Stock related to a Restricted Stock grant shall depend on the extent to which each such condition is timely satisfied. Each share of Stock related to a Restricted Stock grant shall again become available under Section 3 after such grant becomes effective if such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under
Section 3 as of the date of such failure. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8.3(b) and Section 8.4) to, or for the benefit of the Key Employee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.


     8.4.  Dividends and Voting Rights.

     (a) Each Restricted Stock Agreement shall state whether the Key Employee shall have a right to receive any cash dividends which are paid with respect to his or her Restricted Stock after the date his or her Restricted Stock grant has become effective and before the first day that the Key Employee's interest in such stock is forfeited completely or becomes completely nonforfeitable. If a Restricted Stock Agreement provides that a Key Employee has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Key Employee will be eligible to receive one, or more than one, payment in the future to compensate the Key Employee for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If a Restricted Stock Agreement calls for any such payments to be made, CSBI shall make such payments from CSBI's general assets, and the Key Employee shall be no more than a general and unsecured creditor of CSBI with respect to such payments.



     (b) If a Stock dividend is declared on such a share of Stock after the grant is effective but before the Key Employee's interest in such Stock has been forfeited or has become nonforfeitable, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Key Employee's interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable.



     (c) If a dividend is paid other than in cash or Stock, the disposition of such dividend shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend.



     (d) A Key Employee shall have the right to vote the Stock related to his or her Restricted Stock grant after the grant is effective with respect to such Stock but before his or her interest in such Stock has been forfeited or has become nonforfeitable.



     8.5. Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock at such time as a Key Employee's interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8.3(b) or Section 8.4 and shall be transferred to the Key Employee.



                       SECTION 9. SECURITIES REGISTRATION

     Each Option Agreement, SAR Agreement and Restricted Stock Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option (or any related surrender right) or a SAR or the satisfaction of the forfeiture conditions under a Restricted Stock Agreement, the Key Employee shall, if so requested by CSBI, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by CSBI, shall deliver to CSBI a written statement satisfactory to CSBI to that effect. As for Stock issued pursuant to this Plan, CSBI at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee; however, CSBI shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee.



                            SECTION 10. LIFE OF PLAN



     No Option or SAR or Restricted Stock shall be granted under this Plan after the earlier of



     (1) One day before the 10th Anniversary of the Plan Effective Date, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options (and any related surrender rights) and SARs have been exercised in full or no longer are exercisable and all Restricted Stock grants under this Plan have been forfeited or the forfeiture conditions on the related Stock have been satisfied in full, or



     (2) the date on which all of the Stock reserved under Section 3 of this Plan has (as a result of the exercise of all Options (and any related surrender rights) and all SARs granted under this Plan or the satisfaction of the forfeiture conditions on Restricted Stock) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.



                             SECTION 11. ADJUSTMENT



     The number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock related to Restricted Stock grants under this Plan and any related grant conditions and forfeiture conditions, the number of shares of Stock subject to Options granted under this Plan and the Option Price of such Options and the SAR Grant Value and the number of shares of stock related to any SAR all shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of CSBI, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock related to Restricted Stock grants under this Plan and any related grant conditions and forfeiture conditions, the number of shares subject to Options granted under this Plan and the Option Price of such Options and the SAR Grant Value and the number of shares of Stock related to any SAR in the event of any corporate transaction described in
Section 424(a) of the Code which provides for the substitution or assumption of such Options, SARs or Restricted Stock grants. If any adjustment under this Section 11 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or related to any SARs or Restricted Stock grants under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 11 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under Section 3" within the meaning of Section 13(i) of this Plan.



                         SECTION 12. CHANGE IN CONTROL



     If there is a Change in Control and the Board determines that no adequate provision has been made as part of such Change in Control for either the assumption of the Options, SARs and Restricted Stock grants outstanding under this Plan or for the granting of comparable, substitute stock options, stock appreciation rights and restricted stock grants, (i) each outstanding Option and SAR at the direction and discretion of the Board (a) may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be canceled unilaterally by CSBI in exchange for the number of whole shares of Stock (and cash in lieu of a fractional share), if any, which each Key Employee would have received if on the date set by the Board he or she had exercised his or her SAR in full or if he or she had exercised a right to surrender his or her outstanding Option in full under Section 7.7 of this Plan or (b) may be canceled unilaterally by CSBI if the Option Price or SAR Share Value equals or exceeds the Fair Market Value of a share of Stock on such date and (ii) the grant conditions, if any, and forfeiture conditions on all outstanding Restricted Stock grants may be deemed completely satisfied on the date set by the Board.



                      SECTION 13. AMENDMENT OR TERMINATION



     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of CSBI (i) to increase the number of shares reserved under Section 3, (ii) to extend the maximum life of the Plan under Section 10 or the maximum exercise period under Section 7.5,
(iii) to decrease the minimum option price under Section 7.4 or the minimum SAR Share Value, (IV) to change the class of employees eligible for Options, SARs or Restricted Stock grants under Section 6. The Board also may suspend the granting of Options, SARs and Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, CSBI shall not have the right to modify, amend or cancel any Option, SAR or Restricted Stock granted before such suspension or termination unless (1) the Key Employee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of CSBI or a transaction described in Section 11 or
Section 12 of this Plan.



                           SECTION 14. MISCELLANEOUS



     14.1. Shareholder Rights. No Key Employee shall have any rights as a shareholder of CSBI as a result of the grant of an Option or a SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of the Stock subject to such Option to such Key Employee. Subject to

Section 8.4, a Key Employee's rights as a shareholder in the shares of Stock related to a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Agreement.



     14.2. No Contract of Employment. The grant of an Option, SAR or Restricted Stock to a Key Employee under this Plan shall not constitute a contract of employment and shall not confer on a Key Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option, the SAR Agreement which evidences his or her SAR or the Restricted Stock Agreement related to his or her Restricted Stock.



     14.3. Withholding. The exercise of any Option or SAR granted under this Plan and the acceptance of a Restricted Stock grant shall constitute a Key Employee's full and complete consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Committee acting in its discretion deems applicable to such exercise or such Restricted Stock. The Committee also shall have the right to provide in an Option Agreement, SAR Agreement or Restricted Stock Agreement that a Key Employee may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan, and any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3.



     14.4. Construction. This Plan shall be construed under the laws of the State of Georgia.

                                   EXHIBIT B



     RESOLVED, that the Articles of Incorporation of CSBI be, and the same hereby is, amended by deleting the current Article V thereof and substituting the following:



                                       V.



     The Corporation shall have the authority to issue not more than 30,000,000 shares of common stock of $1.00 par value.

                           CENTURY SOUTH BANKS, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 1998


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder(s) of Century South Banks, Inc. ("CSBI") appoint(s) Susan J. Anderson, J. Marvin Anderson and James H. Sanders, Sr. and each of them, as proxies with full power of substitution, acting by majority or by any of them if only one is present and acting, to vote all shares of common stock of CSBI which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 13, 1998 at Buckhead Club, Justus Martin Room, Atlanta Financial Center, 3343 Peachtree Road, NE, East Tower, Suite 1800 Atlanta, Georgia 30326 at 10:00 a.m. Atlanta, Georgia time, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE FOLLOWING
PROPOSALS:

1.  Proposal to establish the number of members of the Board of Directors at 11.

     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

2.  ELECTION OF DIRECTORS:

     [ ]FOR all nominees listed below (except as marked to the contrary below)

     [ ]WITHHOLD AUTHORITY to vote for all nominees listed below:

William H. Anderson, II; James R. Balkcom, Jr.; William L. Chandler; Joseph W. Evans; James A. Faulkner; Thomas T. Folger, Jr.; Quill O. Healey; J. Russell Ivie; Frank C. Jones; John B. McKibbon, III; E. Paul Stringer;


Instructions: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below:


-------------------------------------------------------------------------------

3.  Proposal to approve the adoption of the CSBI 1998 Executive Stock Plan.


     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

4. Proposal to amend the Articles of Incorporation of CSBI in order to increase the authorized number of shares of Common Stock, $1.00 par value, from 15,000,000 shares to 30,000,000 shares.

     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN



5. Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent certified public accountants of CSBI for the year ending December 31, 1998.

     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PROXIES MUST BE RECEIVED BY CSBI PRIOR TO THE COMMENCEMENT OF THE ANNUAL MEETING IN ORDER TO BE VOTED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET OUT IN 1, 3, 4, AND 5 ABOVE AND FOR EACH NOMINEE LISTED IN 2 ABOVE. THE PROXY MAY BE REVOKED BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, OR BY FILING A SUBSEQUENT PROXY WITH THE SECRETARY OF CSBI PRIOR TO OR AT THE TIME OF THE ANNUAL MEETING.



----------------------------------      -------------------------------------
Signature of Shareholder(s)             Signature of Shareholder(s)



----------------------------------
(Please be sure to date)


IF THE STOCK IS HELD BY JOINT TENANTS, OR IN THE NAME OF MORE THAN ONE PERSON, ALL HOLDERS SHOULD SIGN. Signatures should correspond exactly with the name(s) appearing on the label above. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership's name by authorized person(s). If signing as attorney, executor, trustee, administrator, guardian or custodian, please indicate the capacity in which you are acting. PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                       2